                            EXCLUSIVE PATENT LICENSE

                                    AGREEMENT

                                                                    CONFIDENTIAL

         This license agreement (this "Agreement") is effective as of this 1st day of September, 1997 (the "Effective Date"), by and between the University of Washington, a public institution of higher education having administrative offices in Seattle, Washington ("UW") and Rosetta Biosystems, Inc., a company organized and existing under the laws of the State of Delaware and having a place of business at 12040 115th Avenue NE, Kirkland, WA 98034 ("Licensee").

1.       PREAMBLE

         1.1 UW has developed and owns or is in possession of certain technology ("INVENTION," defined further below) relating to a novel inkjet technology for the synthesis of oligonucleotides.

         1.2 UW desires that the INVENTION be used as soon as possible in the public interest, and to this end desires to transfer the INVENTION to a company capable of commercially exploiting the INVENTION.

         1.3 Licensee desires, for the purpose of commercial exploitation, to acquire a license to certain patent rights in and to the INVENTION and to receive certain technical information relating to the INVENTION.

         1.4 Licensee and UW therefore agree to the terms as set forth herein.

2.       DEFINITIONS

         2.1 Terms defined in this Definitions Article, and parenthetically defined elsewhere in this Agreement, shall throughout this Agreement have the meaning here or there provided. Defined terms may be used in the singular or in the plural, as sense shall require. Terms defined in this Definition Article will be printed in capital letters for ease of reference.

         2.2 "INVENTION" shall mean a novel inkjet technotogy for the synthesis of oligonucleotides on glass or silicon surfaces that provides a proprietary solution with solvent that allows reagent delivery from the inkjet heads, as recorded in UW's internal files as [***].

         2.3 "LICENSED PATENTS' shall mean United States Patent applications listed below and any Patents issued from such, together with all corresponding foreign patents now issued or issued during the term of this Agreement, which relate to the INVENTION, and all reissues, reexaminations, extensions, divisionals, continuations, and continuations-in-part thereof:


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


         APPLICATION #              COUNTRY          FILING DATE                TITLE

            [***]                    U.S.             [***]                    "Solvent for Oligonucleotide Synthesis and Methods
                                                                               of Use"


            in preparation           U.S.                                      "Automated Synthesis of Biopolymer Arrays"



         2.4 "TECHNICAL INFORMATION" shall mean any technical facts, data, or advice, written or oral (in the form of information contained in patents and patent applications, reports, letters, drawings, specifications, testing procedures, training and operational manuals, bills of materials, photographs and the like) relating to the INVENTION and owned or in the possession of UW.

         2.5 "LICENSED SUBJECT MATTER" shall mean any subject matter, including but not limited to products and processes, covered in whole or in part by any issued, unexpired patent claim or a claim in a pending patent application contained in the LICENSED PATENTS in the country in which said subject matter is made, used, or sold.

         2.6 "NET SALES REVENUE" means the amount actually received by Rosetta, or its assignee, distributor, reseller or other entity in the distribution chain from an end user for products (but not processes) covered in whole or in part by any issued, unexpired patent claim or a claim in a pending patent application contained in the LICENSED PATENTS in the country in which said subject matter is made, used, or sold, less, at a minimum, returns and customary trade discounts actually taken, outbound freight, value added, sales or use taxes and custom duties.

         With respect to COMBINATION PRODUCTS, NET SALES REVENUE shall equal the amount actually received by Rosetta, or its assignee, distributor, reseller or other entity in the distribution chain from an end user for products (but not processes) covered in whole or in part by any issued, unexpired patent claim or a claim in a pending patent application contained in the LICENSED PATENTS in the country in which said subject matter is made, used, or sold, multiplied by a fraction the numerator of which shall be the gross selling price of the LICENSED SUBJECT MATTER as sold separately and the denominator of which shall be the gross selling price of the COMBINATION PRODUCT including the LICENSED SUBJECT MATTER. If there is no established current gross selling price for the LICENSED SUBJECT MATTER, then for purposes of calculating NET SALES REVENUE, the standard costs (calculated in accordance with GAAP) of manufacturing of the LICENSED SUBJECT MATTER shall be used to determine the percentage of sales attributable to the LICENSED SUBJECT MATTER.

         2.7 "TERRITORY" shall mean worldwide.

         2.8 "SUBLICENSE" shall mean the present, future or contingent transfer of any License, option, first right to negotiate or other right in the LICENSED PATENTS OR


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

LICENSED SUBJECT MATTER in whole or in part.

         2.9 "AGGREGATE ROYALTY" shall mean the total of all royalty obligations owed by LICENSEE to third parties on NET SALES REVENUE, expressed as a percentage of NET SALES REVENUE.

         2.10 "COMBINATION PRODUCT' shall mean LICENSED SUBJECT MAT1'ER that is sold in combination with one or more other products.

3.       GRANT

         3.1 UW hereby grants to Licensee, and Licensee accepts, an exclusive, royalty-bearing license, with the right to sublicense, under the LICENSED PATENTS to import, make, have made, use, sell, offer for sale and have sold LICENSED SUBJECT MATTER in the TERRITORY.

         3.2 The license granted above is subject to a reserved non-exclusive license in UW to make, have made, and use products, processes, or other subject matter covered by LICENSED PATENTS for UW's, own research and instructional purposes in all fields of use independent of funding source.

4.       SUBLICENSING

         4.1 During the term of exclusivity of the license granted in this Agreement, Licensee shall have the right to grant sublicenses to LICENSED PATENTS at royalty rates and with other terms and conditions not less favorable to UW than those required of Licensee by this Agreement.

         4.2 Any and all sublicenses in and to LICENSED PATENTS granted by Licensee shall be subject to the prior approval of UW, which shall not be unreasonably withheld.

         4.3 Licensee agrees to forward to UW a copy of any and all fully executed sublicense agreements pertaining to LICENSED PATENTS within thirty (30) days of the date of execution of said sublicenses.

5.       TECHNICAL INFORMATION

         5.1 UW, by no later than November 1, 1997, shall provide to Licensee copies of all patents and patent applications comprising LICENSED PATENTS.

         5.2 UW agrees to disclose to Licensee any other TECHNICAL INFORMATION, not obtained by UW under conditions of confidentiality, in UW's possession as of the Effective Date or during the term of this Agreement that in UW's judgment is necessary or useful to the commercial exploitation of LICENSED PATENTS.

         5.3 LICENSEE agrees to keep any TECHNICAL INFORMATION received from UW and identified by UW as confidential under conditions of strict secrecy and to use the same


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

degree of care Licensee would for its own confidential TECHNICAL INFORMATION, but no less than reasonable care, to protect UW's confidential TECHNICAL INFORMATION from disclosure to unauthorized third parties.

6.       DILIGENCE

         [***]

7.       PATENT PROSECUTION AND COST RECOVERY

         7.1 UW shall have sole control over the prosecution of any and all patent applications, whether pending or not yet filed at the time of execution of this Agreement, in LICENSED PATENTS, and of the maintenance and other management of any and all issued patents in LICENSED PATENTS. UW shall keep Licensee informed of the status of any and all patents and patent applications comprising LICENSED PATENTS, consult with Licensee regarding the prosecution and maintenance of the LICENSED PATENTS, and shall provide Licensee with the opportunity to advise UW on courses of action, filing and prosecution of patent applications relating to the INVENTIONS and all reissues, reexaminntions, extensions, divisionals, continuations, and continuations-in-part thereof, and management of patents in LICENSED PATENTS (including the opportunity to appear before patent examiners together with UW's patent counsel); provided, however, that UW will have the right to make final determinations with respect to such prosecution and maintenance.

         7.2 Licensee agrees to reimburse UW for all reasonable fees and costs relating to the filing and prosecution of patent applications, and maintenance of LICENSED PATENTS, whether incurred prior to the execution of this Agreement or during the term of this Agreement Such fees and costs shall not include costs incurred by the University in the use of its own resources, such as employee time, and shall not extend to patenting fees and costs incurred by UW after termination of this Agreement. Licensee agrees to pay invoices for such fees and costs submitted by UW upon receipt of any such invoice. Alternatively, UW may choose to have its patent counsel submit invoices directly to Licensee for payment.

8.       LICENSING FEES; ROYALTIES; EQUITY

         8.1 Licensee shall pay to UW a non-refundable, non-creditable annual license maintenance fee of [***] due and payable on each anniversary of the Effective Date.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

         8.2 Licensee shall pay to UW an earned royalty of [***] less the AGGREGATE ROYALTY, down to a minimum of [***], of NET SALES REVENUE.

         8.3 Licensee shall pay to UW a non-refundable annual minimum royalty of [***] each January 31 following the first commercial sale of LICENSED SUBJECT MATTER, which minimum royalty shall be fully creditable against the royalties set forth in Section 8.2 incurred in the twelve (12) months succeeding such January 31.

         8.4 Licensee shall pay to UW [***] of licensing fees, royalty, and other income (collectively, "Sublicense Revenue") derived from sublicenses granted by Licensee in and to LICENSED PATENTS, due and payable within thirty
(30) days of the end of each calendar quarter in which such Sublicense Revenue is received by Licensee; provided that in no event shall payments made in exchange for equity or for research funding be included in the definition of Sublicense Revenue.

          8.5 No multiple royalties shall be payable to UW because any LICENSED SUBJECT MATTER, its manufacture, use, or sale are or shall be covered by more than one patent application or issued patent included as part of LICENSED PATENTS.

          8.6 Upon occurrence of the following events, Licensee will issue shares of its Common Stock to UW in the following amounts: (a) 90,000 shares upon execution of this Agreement, (b) 15,000 shares upon issuance of the first U.S. patent covering the LICENSED SUBJECT MATTER, and (c) 15,000 shares upon the earlier of (i) first commercial sale by of a product incorporating the LICENSED SUBJECT MATTER or (ii) one or more sublicenses by Licensee of the LICENSED SUBJECT MATTER in a transaction or series of transactions where the aggregate value of the compensation (i.e., up-front license fees, research funding and/or equity) to Licensee is greater than $1,000,000.

          Where this Agreement provides for the issuance of a specified number of shares of Licensee's Common Stock at a point after the Effective Date, the number of and type of shares so specified shall be adjusted from time to time to take into consideration the occurrence of certain events, including stock dividends, stock splits, and reverse stock splits.

 9.       PAYMENT AND REPORTS

          9.1 Licensee shall pay earned royalties to UW quarterly within thirty
(30) days of March 31, June 30, September 30, and December 31 of each year.

         9.2 With each payment, Licensee shall include a report setting forth such particulars of the business conducted by Licensee and any sublicensees during the preceding calendar quarter as shall be pertinent to royalty accounting as specified in this Agreement. The report shall include at least (a) the number of units of LICENSED SUBJECT MATTER manufactured, used, or sold; (b) gross amounts billed or invoiced for LICENSED SUBJECT MATTER; (c) names and. addresses of any and all sublicensees; (d) discounts and allowances; and (e) calculation of total royalties due UW.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          9.3 Until Licensee or any sublicensee engages in commercial use or sale of LICENSED SUBJECT MATTER, Licensee shall prepare and submit to UW within thirty (30) days of June 30 and December 31 of each year a report regarding the progress of Licensee and any sublicensees in developing LICENSED SUBJECT MA1TER for commercial exploitation. Said report shall include such particulars as are necessary to demonstrate compliance with diligence obligations set forth in the Diligence Article of this Agreement.

         9.4 On or before the ninetieth (90th) day following the close of Licensee's fiscal year, Licensee shall provide UW with Licensee's certified financial statements for the preceding fiscal year, including, at a minimum, a Balance Sheet and an Operating Statement

         9.5 All payments required under this Agreement shall be made in U.S. dollars by check or money order payable to the University of Washington, and delivered to UW as specified in this Agreement.

         9.6 Licensee agrees to pay a late fee for any overdue payment due UW under terms of this Agreement. The late fee shall be computed as [***] of the outstanding, unpaid balance. The payment of such a late fee shall not foreclose or limit UW from exercising any other rights it may have as a consequence of the lateness of any payment.

10.      RECORD KEEPING

         10.1 Licensee shall keep complete and accurate records and books of account containing all information necessary for the computation and verification of the amounts to be paid hereunder. Licensee shall keep these records and books for a period of three (3) years following the end of the accounting period to which the information pertains.

         10.2 Licensee agrees, at the request of UW with reasonable prior notice, to permit one or more accountants selected by UW ("Accountant") to have access to Licensee's records and books of account during ordinary working hours to audit with respect to any payment period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any such period in the case of failure of the Licensee to report or make payment pursuant to the terms of this Agreement.

         10.3 The Accountant shall not disclose to UW any information relating to the business of Licensee except that which is necessary to inform UW of: (a) the accuracy or inaccuracy of Licensee's reports and payments; (b) compliance or noncompliance by Licensee with the terms and conditions of this Agreement, and
(c) the extent of any inaccuracy or noncompliance.

         10.4 Should the Accountant believe there is an inaccuracy in any of the Licensee's payments or noncompliance by the Licensee with any of such terms and conditions, the Accountant shall have the right to make and retain copies (including photocopies) of any pertinent portions of the records and books of account.

         10.5 In the event that Licensee's royalties calculated for any semi-annual period are under reported by more than [***], the costs of any audit and review initiated by UW


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

will be borne by Licensee; but, otherwise, UW shall bear the costs of any audit initiated by UW.

11.      THIS SECTION INTENTIONALLY LEFT BLANK

12.      TERM AND TERMINATION OF AGREEMENT

         12.1 This Agreement shall be in full force and effect commencing on the Effective Date and shall remain in effect for twenty (20) years or until the expiration of the last RENI~INING LICENSED PATENTS, whichever is later, unless the Agreement is otherwise terminated pursuant to the terms and conditions of this Agreement.

         12.2 If Licensee breaches any material obligation imposed by this Agreement (other than the obligations set forth in Section 6 which are governed by the termination provisions set forth in Section 6) then UW may, at its option, send a written notice that it intends to terminate the license granted by this Agreement. If Licensee does not cure the breach within thirty (30) days from the notice date, then UW shall have the right to terminate this Agreement.

         12.3 UW shall have the right to terminate this Agreement and the license granted to Licensee hereinabove, effective immediately upon prior written notice of termination to Licensee in the event that (a) Licensee seeks liquidation, reorganization, dissolution or winding-up of itself, is insolvent or evidence exists as to its insolvency, or Licensee makes any general assignment for the benefit of its creditors; (b) a petition is filed by or against Licensee, or any proceeding is initiated by or against Licensee, or any proceeding is initiated against Licensee as a debtor, under any bankruptcy or insolvency law, unless the laws then in effect void the effectiveness of this provision; or (c) a receiver, trustee, or any similar officer is appointed to take possession, custody, or control of all or any part of Licensee's assets or property, then UW may, at its option, send a written notice that it intends to terminate the license granted by this Agreement.

         12.4 Licensee shall have a right to terminate this Agreement with or without cause, upon [***] prior written notice to UW.

         12.5 The provisions under which this Agreement may be terminated shall be in addition to any and all other legal remedies which either party may have for the enforcement of any and all terms hereof, and do not in any way limit any other legal remedy such party may have.

         12.6 Termination of this Agreement shall terminate all rights and licenses granted to Licensee relating to LICENSED PATENTS.

         12.7 Upon termination of this Agreement, any and all existing SUBLICENSE agreement shall be immediately assigned to UW and UW agrees to maintain such SUBLICENSE agreement in full force to the extent that UW is capable of performing as a licensor in place of Licensee.

         12.8 Termination by UW or Licensee under the options set forth in this Agreement


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

shall not relieve Licensee from any financial obligation to UW accruing prior to or after termination or from performing according to any and all other provisions of this Agreement expressly agreed to survive termination.

         12.9 In the event that there remain no valid, enforceable, and infringed LICENSED PATENTS, Licensee and any sublicensees shall have no further obligation to pay royalties therein or to account to UW therefor.

13.      NOTICES

         13.1 Any notice or other communication required or permitted to be given by either party hereto shall be deemed to have been properly given and be effective upon the date of delivery if delivered in writing to the respective addresses set forth below, or to such other address as either party shall designate by written notice given to the other party. If notice or other communication is given by facsimile transmission, said notice shall be confirmed by prompt delivery of the hard copy original.

         13.2 All correspondence regarding this Agreement should be addressed as follows.

      In the case of Licensee:

                Postal Address:   Rosetta BioSystems, Inc.
                                  12040 115th Avenue NE
                                  Suite 210
                                  Kirkland, WA 98034
                                                  Attn: John King

                with a copy to:   Venture Law Group
                                  4750 Carillon Point
                                  Kirkland, WA 98033
                                  Attn: William W. Ericson
                                  Facsimile (425) 739-8750

      In the case of UW:

                Postal Address:   University of Washington
                                  Director of Technology Transfer
                                  Office of Technology Transfer, Box 354810
                                  Seattle, WA 98195
                                  USA

                Street Address:   University of Washington
                                  Director of Technology Transfer
                                  Office of Technology Transfer
                                  1101 N.E. 45th Street, Suite 200
                                  Seattle, WA 98105-6099


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                  USA
                                  Facsimile: (206) 685-4767

14. PROPRIETARY RIGHTS. Licensee will not, by performance under this Agreement, obtain any ownership interest in LICENSED PATENTS or any other proprietary rights or information of UW, its officers, inventors, employees, students, or agents.

15. PATENT MARKING. Licensee shall mark, and shall require any sublicensee to mark, any and all material forms of LICENSED SUBJECT MATTER or packaging pertaining thereto made and sold by Licensee (and/or by its sublicensees) in the United States with an appropriate patent marking identifying the pendency of any U.S. patent application and/or any issued U.S. or foreign patent forming any part of LICENSED PATENTS. All LICENSED SUBJECT MATTER shipped to or sold in other countries shall be marked in such a manner as to provide constructive notice to potential infringers pursuant to the patent laws and practice of the country of manufacture or sale.

16.      PATENT INFRINGEMENT

          16.1 Each party shall promptly inform the other party of any alleged infringement of LICENSED PATENTS by a third party, and provide any available evidence thereof.

          16.2 During the term of exclusivity of the license granted hereunder, and subject to UW's written approval (such approval not to be untimely or unreasonably withheld), Licensee shall have the first right to settle any alleged infringement of LICENSED PATENTS by securing cessation of the infringement, instituting suit against the infringer, or entering into a sublicensing agreement in and to relevant patents in LICENSED PATENTS. To enjoy said first right, Licensee must initiate bona fide action to settle any alleged infringement within ninety (90) days of receiving UW's approval. After Licensee has recovered its reasonable attorney's fees and other expenses directly related to any action, suit, or settlement for infringement of LICENSED PATENTS, UW and License shall divide any remaining damages, awards, or settlement proceeds in the following manner:

                           UW          twenty-five percent (25%)
                           Licensee    seventy-five percent (75%)

provided, however, that any payment by an alleged infringer as consideration for the grant of a sublicense shall be handled according to the royalty provisions for sublicenses set forth in this Agreement.

          16.3 If Licensee chooses to institute suit against an alleged infringer during the term of exclusivity as provided in this Agreement, Licensee may do so in UW's name (if required by law, otherwise, in Licensee's name) but at Licensee's sole expense, and UW shall, but at Licensee's expense for UW's direct associated expenses, fully and promptly cooperate and assist Licensee in connection with any such suit.

         16.4 If Licensee fails, within ninety (90) days of receiving UW's approval, to secure


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

cessation of the infringement, institute suit against the infringer, or provide to UW satisfactory evidence that Licensee is engaged in bona fide negotiation for the acceptance by infringer of a sublicense in and to relevant patents in LICENSED PATENTS, UW upon written notice to Licensee may assume full right and responsibility to secure cessation of the infringement, institute suit against the infringer, or secure acceptance of a sublicense from Licensee in and to relevant patents in LICENSED PATENTS, approval for which sublicense Licensee shall not unreasonably withhold.

          16.5 If UW in accordance with the terms and conditions of this Agreement chooses to institute suit against an alleged infringer, UW may bring such suit in its own name (or, if required by law, in its and Licensee's name) and at its own expense, and Licensee shall, but at UW's expense for Licensee's direct associated expenses, fully and promptly cooperate and assist UW in connection with any such suit. Any and all damages, awards, or settlement proceeds arising from such a UW-initiated action shall be UW's.

          16.6 Neither Licensee nor UW is obligated under this Agreement to institute a suit against an alleged infringer of LICENSED PATENTS.

17.      PATENT VALIDITY

         17.1 If any claim challenging the validity or enforceability of any of LICENSED PATENTS shall be brought against Licensee, Licensee shall promptly notify UW. UW, at its option, shall have the right, within thirty (30) days after notification-by Licensee of such action, to intervene and take over the sole defense of the claim at UW's expense.

          17.2 If Licensee challenges the validity or enforceability of any of LICENSED PATENTS, Licensee agrees not to suspend any payments due UW until such time as that patent in LICENSED PATENTS is determined to be invalid or enforceable by final judgment of a court of competent jurisdiction from which no appeal can be or is taken.

18. USE OF NAMES. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of a party hereto including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of the other party has been obtained. Licensee hereby expressly agrees not to use the name "University of Washington" without prior written approval from UW.

19.      REPRESENTATION AND WARRANTIES

         19.1 UW represents and warrants that it has the right to grant the license in and to LICENSED PATENTS and disclose the TECHNICAL INFORMATION set forth in this Agreement.

         19.2     Nothing in this Agreement shall be construed as:

                   (a) A representation or warranty by UW as to the patentability, validity,


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

scope, or usefulness of LICENSED PATENTS; or

                   (b) A representation or warranty by UW that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents or other proprietary rights not included in LICENSED PATENTS.

          19.3 UW EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, PERTAINING TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INVENTION, LICENSED SUBJECT MATTER, TECHNICAL INFORMATION, OR ANYTHING ELSE LICENSED, DISCLOSED, OR OTHERWISE PROVIDED TO LICENSEE UNDER THIS AGREEMENT. UW'S TOTAL LIABILITY UNDER THIS AGREEMENT IS LIMITED TO THE COSTS AND FEES PAID TO UW UNDER THIS AGREEMENT.

20. INDEMNIFICATION. Licensee agrees to indemnify, hold harmless and defend UW, its officers, inventors, employees, students, and agents, against any and all claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of exercise of this Agreement including, but not limited to, any damages, losses or liabilities whatsoever with respect to death or injury to any person and damage to any property arising from the possession, use, or operation of LICENSED SUBJECT MATTER by Licensee or its sublicensees or any customers, users, or others affected by LICENSED SUBJECT MATTER in any manner whatsoever. Such indemnification shall not apply to acts or omission by UW, its employees, agents, successors or assigns. This indemnification clause shall survive the termination of this Agreement.

21.      APPLICABLE LAWS

          21.1 Licensee agrees to abide by all applicable federal, state, and local laws and regulations pertaining to the management and commercial deployment of LICENSED SUBJECT MATTER under this Agreement.

          21.2 LICENSED SUBJECT MATTER may be subject to restrictions concerning the export of products or technical data from the United States. Accordingly, Licensee agrees that Licensee shall not export or re-export, directly or indirectly, any LICENSED SUBJECT MATTER to any country for which the United States Government or other competent authority at the time of export requires an export license or other approval, without first obtaining such license or approval from the appropriate governmental authority.

          21.3 If any dispute shall arise under this Agreement, other than a bona fide dispute concerning the validity and/or scope of LICENSED PATENTS, the prevailing party shall be entitled to its reasonable attorney's fees and costs of litigation and appeal.

22.      NON-BINDING MEDIATION; LITIGATION.

          22.1 Any and all disputes arising between the parties relating to the making or performance of this Agreement shall be resolved in the following order of preference: (i) by good faith negotiation between representatives of UW and Licensee who have authority to fully and


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

finally resolve the dispute; (ii) if necessary, by non-binding mediation at a location acceptable to both parties using a neutral mediator having experience with the industry in accordance with the Rules of the Center for Public Resources (with the costs therefor shared equally); or (iii) as a last resort only, by litigation, provided that any suit, action, or proceeding arising out of or relating to this Agreement shall be decided in King County, Washington.

          22.2 Nothing herein shall preclude either party from taking whatever actions in equity are necessary to prevent immediate, irreparable harm to its interests. Otherwise, the procedures set forth in this Section 22 are exclusive and shall be fully exhausted prior to the initiation of any litigation.

          22.3 Any questions, claims, disputes, remedies or procedural matters shall be governed exclusively by the laws of the State of Washington, without regard to the principles of conflicts of law.

23.      GENERAL

          23.1 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

          23.2 No omission or delay of either party hereto in requiring due and punctual fulfillment of the obligations of any other party hereto shall be deemed to constitute a waiver by such party of its rights to require such due and punctual fulfillment, or of any other of its remedies hereunder.

          23.3 No amendment or modification hereof shall be valid or binding upon the parties unless it is made in writing, cites this Agreement, and signed by duly authorized representatives of UW and Licensee.

                   23.4 The headings of the several sections of this Agreement are inserted for convenience and reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement

                   23.5 This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations, or understandings, either oral or written, between the parties relating to the subject matter hereof.

24.      ASSIGNMENT.

                   24.1 Assignment by Licensee. Licensee may not assign, or make any other transfer with the effect of an assignment, of all of its rights, privileges, obligations, and duties under this Agreement to any third party, without the prior written consent of UW, which consent shall not be unreasonably withheld provided, however, Licensee may make an assignment


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

without consent if such assignment is to an Affiliate or is a part of the sale of the entire business of Licensee or of that part of the business involving substantially all of the LICENSED SUBJECT MATTER. Licensee shall give UW prior written notice of an assignment which requires the consent of UW. UW will respond in writing within fifteen (15) days of receipt of the notice and the absence of any response within the time period shall constitute approval. Licensee shall give UW written notice of an assignment which does not require UW's consent within fifteen (15) days of such assignment.

                   24.2 Assignment by UW. UW may not assign, or make any other transfer with the effect of an assignment, of all of its rights, privileges, obligations, and duties under this Agreement to any third party, without the prior written consent of Licensee, which consent shall not be unreasonably withheld. Licensee will respond in writing within fifteen (15) days of receipt of the notice and the absence of any response within the time period shall constitute approval.


                            [SIGNATURE PAGE FOLLOWS]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

         IN WITNESS WHEREOF, UW and Licensee have executed this Agreement, in duplicate originals but collectively evidencing only a single contract, by their respective duly authorized officers, on the dates hereinafter written.

LICENSEE                                             UNIVERSITY OF WASHINGTON


By: /s/: John J. King, II                            By: /s/: DC Miller
   --------------------------------                      ---------------------
Name: John J. King, II                               Name: DC Miller
      -----------------------------                        -------------------
Title: Sr. Vice President & COO                      Title: Director
       ----------------------------                         ------------------
Date: 9/4/97                                         Date: Sept. 4, 1997
      -----------------------------                        -------------------

UNIVERSITY OF WASHINGTON PERSONNEL:


The below-named personnel understand and concur with this Agreement.

By: /s/: Alan Blanchard                              By:
   --------------------------------                      ---------------------
Name: Alan Blanchard                                 Name:
      -----------------------------                        -------------------
Title: Senior Fellow                                 Title:
       ----------------------------                         ------------------
Date: 5-Sept.-97                                     Date:
      -----------------------------                        -------------------



* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                                                EXHIBIT 10.19


              AMENDMENT NO. 1 TO EXCLUSIVE PATENT LICENSE AGREEMENT

                          Dated as of January 28, 1998

         UNIVERSITY OF WASHINGTON (herein called "UW"), a public institution of higher education having administrative offices in Seattle, Washington, and ROSETTA INPHARMATICS, INC., (herein called "LICENSEE"), formerly known as Rosetta Biosystems, Inc., a company organized and existing under the laws of the State of Delaware and having a place of business at 12040-115th Avenue Northeast, Kirkland, Washington 98034, hereby agree, effective January 28, 1998, to amend and revise the Exclusive Patent License Agreement (the "AGREEMENT") by and between UW and Licensee dated as of September 1, 1997, as set forth below.

         1.          On page 2, Paragraph 2.3:

             (a) under the column headed "Application #", replace "in
                preparation" with "to be assigned (attorney docket no. P-UW-2328)";

             (b) under the column headed "Filing Date", replace the blank space with [***];

             (c) under the column headed "Title", replace "Automated Synthesis of Biopolymer Arrays" with [***]; and

             (d) add a new column entitled "Inventor", and under this new column, insert the name [***] in the respective row corresponding to each listed application.

         1. On page 8, Section 13, Notices, replace "Rosetta Biosystems, Inc." with "Rosetta Inpharmatics, Inc."

         2. All other terms and conditions of the Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of January 28, 1998.

     ROSETTA INPHARMATICS, INC.      UNIVERSITY OF WASHINGTON

     By: /s/ John J. King, II        By: /s/ Robert C. Miller
        ------------------------        ------------------------
         John J. King, II               Robert C. Miller

     SENIOR VICE PRESIDENT AND       DIRECTOR AND ASSOCIATE VICE PROVOST CHIEF
     OPERATING OFFICER             FOR RESEARCH
     --------------------------    --------------------------------------------
     Title                                Title

     FEBRUARY 3, 1998                   FEBRUARY 18, 1998
     --------------------------         -----------------------------------
     Date                               Date

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.